UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2015, Harvest Natural Resources, Inc. (the "Company") entered into an amendment (the "Third Amendment") to its Third Amended and Restated Rights Agreement, dated as of August 23, 2007 (as amended by the Amendment to Third Amended and Restated Rights Agreement, dated as of October 28, 2010, and by the Second Amendment to Third Amended and Restated Rights Agreement, dated as of February 1, 2013) (as so amended, restated and further amended, the "Rights Agreement"), between the Company and Wells Fargo Bank, N.A., as Rights Agent. The Third Amendment amends the Rights Agreement to (i) change the final expiration date of the Rights Agreement from April 28, 2015 to April 28, 2018 and (ii) change the purchase price from $60.00 per one one-hundredth of a share of Series B Preferred Stock of the Company, $.01 par value (each, a "Preferred Share") to $4.00 per one one-hundredth of a Preferred Share.

The foregoing description of the material terms of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information included under Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.

4.1 Third Amendment to Third Amended and Restated Rights Agreement, dated as of April 24, 2015, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

April 24, 2015	By:	/s/ Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Third Amendment to Third Amended and Restated Rights Agreement, dated as of April 24, 2015, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent.